CONFIDENTIAL TREATMENT REQUESTED*

                                                                    Exhibit 10.1

                                                                  LNM00NMYQ03001


                               ADDENDUM NUMBER ONE

                     5ESS(R) SWITCH AND TRANSMISSION SYSTEMS

                               PURCHASE AGREEMENT

                      BETWEEN CHOICE ONE COMMUNICATION INC.

                          AND LUCENT TECHNOLOGIES INC.

This Product Purchase Addendum One Number LNM00NMYQ03001 (hereinafter "Addendum") is made effective as of the January 1, 2000 ("Effective Date"), by and between Choice One Communication Inc., a Delaware corporation with offices located at 100 Chestnut Street, Suite 700, Rochester, New York 14604 (hereinafter "Customer"), and Lucent Technologies Inc., a Delaware corporation, with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974, (hereinafter "Seller").

WHEREAS, Choice One Communication Inc. and Seller have entered into a certain General Agreement, LNM980612RMCO (the "General Agreement") effective June 17, 1998, setting forth the terms and conditions pursuant to which Seller agreed to supply and Customer agreed to procure certain Seller Products, Licensed Materials or Services (as such terms are defined therein); and

WHEREAS, Customer and Seller desire to establish in this Addendum discounts, and additional terms and conditions applicable to Customer's purchase and/or license for use, as appropriate, of certain of Seller's 5ESS(R) Switching Systems, 7R/E(TM) Packet Solutions (7R/E), Transmission Systems and related Licensed Materials and Services and Operations Software during the term of this Addendum, as set forth below,

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.0      SCOPE OF ADDENDUM

Notwithstanding anything to the contrary contained within the General Agreement, this Addendum shall govern any purchase order placed by Customer during the Term for Seller's 5ESS Switching Systems, 7R/E Packet Solutions, Transmission Systems, Power Systems, Communications Software Product, Network Product Group Products and related Licensed Materials and Services. This Addendum is issued pursuant to and incorporates the non-conflicting terms and conditions of the General Agreement. In the event of any conflict or inconsistency between the terms of this Addendum and the terms of the General Agreement, the terms of this Addendum shall prevail.


* Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2. 1

By virtue of placing orders with Seller or using any Products, Licensed Materials or Services provided hereunder, Customer agrees to be bound to the obligations and limitations set forth in this General Agreement respecting such Products, Licensed Materials or Services.

2.0      TERM

The term of this Addendum shall commence on the Effective Date. The Term of the General Agreement his hereby amended so that the General Agreement and this Addendum shall expire on December 31, 2002.

              REFER TO THE GENERAL AGREEMENT AND MODIFY AS FOLLOWS:

         ARTICLE 1.9 INVOICES AND TERMS OF PAYMENT: (a) For Products, Licensed Materials and Services (including transportation charges and taxes, if applicable) Seller will invoice Customer, all amounts due for Products and Licensed Materials upon shipment and all amounts due for Services, upon completion of Services or, in either event, as soon as practical thereafter. Customer shall pay such invoiced amounts for receipt by Lucent
within(                       ) of the invoice date. Bill and Hold Products will
be invoiced by Seller upon the earlier of (i) completion of assembly at Seller's facility or (ii) upon stocking at Customer's designated location. Such invoice will serve as Seller's notification that Bill and Hold Products are complete and ready to be released by Customer for final shipment.

(b) Customer shall pay all amounts due Seller hereunder-using Electronic Funds Transfer ("EFT"). EFT payments by Customer shall be made to the following account of Seller or such other account as is subsequently designated by Seller in writing and, concurrent with the EFT payment, Customer shall fax a copy of the remittal to Seller's Manager Cash Operations at 770-750-4288.

         Chase Manhattan Bank
         New York, New York
         Account Name:  Lucent Technologies Inc.
         (

                                   )

         (c) If Customer fails to pay any invoiced amount when due, the invoiced amount will be subject to a late payment charge at the rate of
(                ) per  month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). Customer agrees to pay Seller's reasonable attorneys' fees and other costs incurred by Seller in the collection of any amounts invoiced hereunder.

         (d)  Customer  agrees  to  review  all  invoices  furnished  by  Seller hereunder upon receipt and,  notify Seller of any billing  discrepancies  within
(                )  receipt of the  applicable  invoice.  Such  inquiries can be directed to Seller in writing or by telephone. Inquiries shall be made to the telephone number or, if in writing, to the address identified on the invoice.

ARTICLE 1.14      WARRANTY:

(a) Seller warrants to Customer only, that during the applicable Warranty Periods set forth below (i) Seller's manufactured Products (exclusive of Software) will be free from defects in material and workmanship and will conform to Seller's Specifications for such Products; (ii) Software developed by Seller will be free from those defects which materially affect performance in accordance with Seller's Specifications; and (iii) Services will be performed in a workmanlike manner and in accordance with good usage and accepted practices in the community in which Services are provided. With respect to Products or Software or partial assembly of Products furnished by Seller but neither manufactured by Seller nor purchased by Seller pursuant to its procurement Specifications ("Vendor Items"), Seller, to the extent permitted, does hereby assign to Customer the warranties given to Seller by its vendor(s) of such Vendor Items.

(b) For purposes of this Agreement the term "Warranty Period" means the period of time listed below which, unless otherwise stated, commences on date of shipment or, if installed by Seller the earliest of either: (i) acceptance by Customer; or (ii) thirty (30) days from the date Seller submits its notice of completion of its installation; or (iii) the date Customer first puts Products and/or Licensed Materials into service. For Bill and Hold Products the warranty will commence upon the date of stocking at Seller's facility or Customer's designated location. The Warranty Period for any Product or Software (or part thereof) repaired or replaced under this Section 1.14 is the period listed in the right column below or the unexpired portion of the new Product Warranty Period, whichever is longer.

--------------------------------------------------------------------------------
                   SELLER'S MANUFACTURED PRODUCTS AND SOFTWARE
                                 WARRANTY PERIOD

--------------------------------------------------------------------------------
                                                      Base Period    Repaired
                                                      New Product    Product
                                                                     or Part
--------------------------------------------------------------------------------
5ESS Switching Systems Products                         (   )          (   )
--------------------------------------------------------------------------------
7R/E Packet Solutions Product                           (   )          (   )
--------------------------------------------------------------------------------
CENTRAL OFFICE POWER EQUIPMENT:
--------------------------------------------------------------------------------
Associated with Switching Systems                       (   )          (   )
--------------------------------------------------------------------------------
Not Associated with Switching Systems                   (   )          (   )
--------------------------------------------------------------------------------
TRANSMISSION SYSTEMS PRODUCTS:
--------------------------------------------------------------------------------
WaveStar 2.5G                                           (   )          (   )
--------------------------------------------------------------------------------
WaveStar 10G                                            (   )          (   )
--------------------------------------------------------------------------------
DDM-2000 OC-3                                           (   )          (   )
--------------------------------------------------------------------------------
AnyMedia FAST                                           (   )          (   )
--------------------------------------------------------------------------------
SLC 2000 Access System                                  (   )          (   )
--------------------------------------------------------------------------------
SLC Series 5 (System and Plug In)                       (   )          (   )
--------------------------------------------------------------------------------
CBX500 ATM Switching                                    (   )          (   )
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   SELLER'S MANUFACTURED PRODUCTS AND SOFTWARE
                                 WARRANTY PERIOD

--------------------------------------------------------------------------------
                                                      Base Period    Repaired
                                                      New Product    Product
                                                                     or Part
--------------------------------------------------------------------------------
PacketStar PSAX2300                                     (   )          (   )
--------------------------------------------------------------------------------
PacketStar PSAX1250                                     (   )          (   )
--------------------------------------------------------------------------------
Other Transmission Products (i.e., DDM Plus
Repeater Cases)                                         (   )          (   )
--------------------------------------------------------------------------------
Network Cable Systems Products                          (   )          (   )
--------------------------------------------------------------------------------
All Other Products                                      (   )          (   )
--------------------------------------------------------------------------------
SOFTWARE:
--------------------------------------------------------------------------------
5ESS Switching System Software                          (   )          (   )
--------------------------------------------------------------------------------
7R/E Packet Solutions Software                          (   )          (   )
--------------------------------------------------------------------------------
Transmission Systems Software                           (   )          (   )
--------------------------------------------------------------------------------
Operations Systems Software                             (   )          (   )
--------------------------------------------------------------------------------
All Other Software                                      (   )          (   )
--------------------------------------------------------------------------------

(c) If, under normal and proper use, a defect or non-conformity appears in Seller's manufactured Products or Software during the applicable Warranty Period and Customer promptly notifies Seller in writing of such defect or non-conformance and follows Seller's instructions regarding return of defective or non-conforming Product or Software, Seller, at its option, will either repair, replace or correct the same without charge at its manufacturing or repair facility or provide a refund or credit based on the original purchase price or license fee. If engineering or installation Services prove not to be performed as warranted within a six (6) month period commencing on the date of completion of the Services, Seller, at its option, either will correct the defect or non-conforming Services or render a full or pro-rated refund or credit based on the original charges for the Services. No Product or Software will be accepted for repair or replacement without the written authorization of and in accordance with instructions of Seller. Removal and reinstallation expenses as well as transportation expenses associated with returning such Product or Software to Seller shall be borne by Customer. Seller shall pay the costs of transportation of the repaired or replacing Product or Software to any United States destination designated by Customer. If Seller determines that returned Product or Software is not defective, Customer shall pay Seller's costs of handling, inspecting, testing and transportation and, if applicable, travel and related expenses. In repairing or replacing any Product, part of Product, or Software medium under this warranty, Seller may use either new, remanufactured, reconditioned, refurbished or functionally equivalent Products or parts. Replaced Products or parts shall become Seller's property.

(d) With respect to Seller's manufactured Products which Seller has ascertained are not readily returnable for repair, Seller, at its option, with concurrence from Customer, may elect to

(e) repair or replace the Products at Customer's site. Customer's concurrence shall not be unreasonably withheld. If a visit to Customer's site is necessary, reasonable prior notification will be given when access is required. Customer, at its expense, shall make the Products accessible for repair or replacement and shall restore the site after Seller has completed its repairs or replacement.

(e) Seller makes no warranty with respect to defective conditions or non-conformities resulting from any of the following: Customer's modifications, misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage or maintenance; use in a manner not in accordance with Seller's or its vendor's Specifications, or operating instructions or failure of Customer to apply previously applicable Seller's modifications or corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed, altered and with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes and the like. No warranty is made that Software will run uninterrupted or error free, and in addition Seller makes no warranty with respect to defects related to Customer's data base errors.

(f) THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO REPAIR, REPLACE, CREDIT, OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

ARTICLE 1.20      NOTICES:

(a) Any notice, demand or other communication (other than an order) required, or which may be given, under this Agreement shall, unless specifically otherwise provided in this Agreement, be in writing and shall be given or made by nationally recognized overnight courier service, confirmed facsimile, or certified mail, return receipt requested and shall be addressed to the respective parties as follows:

If to Seller:
         Lucent Technologies Inc.
         Global Commercial Markets
         5440 Millstream Road, E2N32
         I-85 & Mt. Hope Church Road
         McLeansville, North Carolina 27301
         Attn:  Contract Manager

If to Customer:
         ChoiceOne Communication Inc.
         100 Chestnut Street
         Suite 700
         Rochester, NY  14604
         Attn: Kevin Dickens, SVP Engineering and Operations

(b) Any such notice shall be effective upon receipt. Each party may change its designated representative who is to receive communications and notices and/or the applicable address for such communications and notices by giving notice thereof to the other party provided herein.

        DELETE APPENDIX A IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:

                                   APPENDIX A

A-1.1             SCOPE OF APPENDIX A

This Appendix A (hereinafter "Appendix") shall govern any purchase order placed by Customer during the Term for Seller's 5ESS(R) Products, 7R/E Packet Solutions Products, Transmission Systems Products and related Licensed Materials. This Appendix is issued pursuant to and incorporates the non-conflicting terms and conditions of the General Agreement. In the event of any conflict or inconsistency between the terms of this Appendix and the terms of the General Agreement, the terms of this Appendix shall prevail. The terms Appendix and Addendum are interchangeable within this Section.

A-1.2             DEFINITIONS

For the purpose of this Appendix, the following definitions will apply:

a) "5ESS Switching Systems Products" means the 5ESS Switch, Growth and related Licensed Materials including, without limitation, Base Software.

b) "5ESS Switch" means any 5ESS Switch system (including the 5ESS Compact Digital Exchange ("CDX") and 5ESS Very Compact Digital Exchange ("VCDX")). With the exception of the VCDX, a 5ESS Switch contains at a minimum, an Administrative Module (AM), Communications Module (CM), and at least one
     (1) switch module. Any such Switch can act as a host for Optically Remote Modules ("ORMs"), Remote Switch Modules ("RSMs"), Extended Switch Modules ("EXMs") and/or Distinctive Remote Modules (DRMs). The VCDX/DRM contains a Sun Workstation and one (1) Switch Module.

c) "Base Software" means the operating system and related Software, and operations, administration and maintenance features and functions, for all Seller's switch-based platforms.

d) "Growth" means any 5ESS hardware or software not purchased with the associated 5ESS Switch required to support the expansion of such 5ESS Switch, which may include without limitation any ORMs, RSMs, DRMs or EXMs.

e) "List Price" means Seller's list price in effect at the time of order placement.

f) "Switch Module/Switch Module 2000 (SM2000)" means a Module Control/Time Slot Interchange Unit along with a number of Peripheral units and related Software added to an embedded 5ESS Switch or to an existing RSM site.

g) "Peripherals" means hardware and/or Software extensions added subsequent to the installation of the initial 5ESS Switch, or Switch Module/Switch Module 2000.

h) "Transmission Systems Products" means a DDM-2000 OC-1 Fiber Reach Multiplexer, DDM-2000 OC-3 Multiplexer, WaveStar 2.5G, WaveStar 10G, AnyMedia FAST, SLC(R)-2000 Access System, SLC(R)-Series 5 Carrier System, Gateways, Routers, PacketStar PSAX2300, PacketStar PSAX1250, ATM Switch CBX500, Integrated Access Devices (IAD), Echo Canceller, Millennia ADM 155C, or related Licensed Materials.

i) "Total Paid Purchases" means all Customers purchases of Seller's 5ESS Switches, 7 R/E and Transmission Systems Products for which Seller has received payment, including but not limited to hardware, software, engineering, installation, training and documentation.

j) "7R/E Packet Solution" contains at least a minimum of one unit each of a Call Feature Server, One-Link Manager, and Packet Gateway purchased and installed at one time (it also may contain more than one unit of each of these components) in addition to other 7R/E hardware and Software elements. A 7R/E Packet Solution does not include the 5ESS Switch or circuit switching network elements that may interface with the 7R/E Packet Solutions products.

A-1.3             TERMS OF DISCOUNT

         Any purchase  orders placed  pursuant to this Appendix shall  reference
Contract Number  (                 )  to qualify for the discounts  incorporated
herein. During the Term, all discounts shown in this Appendix are applicable to all Seller's Products, and related Licensed Materials listed herein only and are not applicable to related Services such as engineering and installation. Such discounts shall be applied to Seller's List Price. Discounts set forth in this Appendix will apply to all purchase orders requiring Seller's then-current standard delivery interval.

A-1.4             CUSTOMER'S PURCHASE COMMITMENT

         In consideration for the discounts, allowances, and incentives set forth in this Appendix, Customer agrees to directly procure from Seller, during
the Term, a minimum of  (                       )  of Seller's 5ESS, 7R/E Packet
Solutions, Transmission Systems

Products, Operations Software, Profession Services, and related Licensed Materials (the "Purchase Commitment"). In addition, as consideration of this contract the customer agrees to give Seller exclusivity during the term of this contract on all 5ESS Switches, ATM Switches, Optical Lightwave and Digital Loop Carrier for narrowband services.

         A-1.4.1  SELLER VOLUME PURCHASE DISCOUNTS

         In addition to the Product discounts given to Customer by Seller in this Appendix, Seller agrees to grant Customer additional Volume Purchase Discount Credits as follows:


a) For each calendar year that the Customer purchases forty million dollars ($40 Million) or greater of Products and Services pursuant to Article A-1.4 above from Seller, the Seller will award Customer a 1% purchase credit on said purchases to be used on future purchases of Products.

b) For each calendar quarter that the Customer purchases twelve and half million dollars ($12.5 Million) or greater of Products and Services pursuant to Article A-1.4 above from Seller, the Seller will award Customer a 1% purchase credit on said purchases to be used on future purchase of Products.

(                               ) above shall (
                                                                              ).

A-1.5             ANNUAL FORECAST

Within thirty (30) days of the execution date of this Appendix, Customer will submit in writing a non-binding current forecast of its planned purchases of Seller's 5ESS, 7R/E Packet Solutions, Transmission Systems Products and/or related Licensed Materials and Services. Such forecasts shall include type(s), quantities, locations and other information as mutually agreed to by the parties. The forecasts will be updated monthly, and shall provide a twelve (12) month rolling view of all prospective purchases by month. Customer will submit such forecasts to Seller's Account Manager at the following address:

                           Eric Ruhle, Account Manager
                           Lucent Technologies Inc.
                           48 Briar Lane
                           Rochester, NY  14622
                           Email: eruhle@lucent.com

Customer will designate upon execution of this Appendix an authorized representative to coordinate the ordering and distribution of Products and related Licensed Materials and to interface with Seller's Account Executive as needed.

A-1.6             PRICING PLAN FOR 5ESS(R) PRODUCTS

In consideration for Customer 's Purchase Commitment as set forth in the Section "Customer's Purchase Commitment", Seller will provide the following discounts as described herein off the List Price for all purchases of the following Products made by Customer directly from Seller during the Term:

         A-1.6.1        DISCOUNT SCHEDULE FOR 5ESS(R) SWITCH
                        PRODUCTS

------------------------------------------------------------------------- ----------------------------

    PRODUCT TYPE                INITIAL SWITCH         DISCOUNTS FOR GROWTH       DISCOUNTS FOR PERIPHERAL
                                DISCOUNTS          SM-2000 SWITCH MODULES               GROWTH
----------------------------------------------- ----------------------------- ----------------------------
5ESS(R)Switch
(Hardware & Software)           (    )                  (    )                          (    )
----------------------------------------------- ----------------------------- ----------------------------
RSM/ORM/EXM/DRM                 (    )                    NA                            (    )
(Hardware and
Software)
----------------------------------------------- ----------------------------- ----------------------------



*This   discount   shall   apply  to  SM-2000   Growth   purchases   only.   The
(                      )  discount shall also apply to  Peripherals  and circuit
packs contained within such SM-2000 Module and ordered as part of the Growth purchase order. Pricing for all other Peripheral orders shall be calculated
using the (                   ) shown above.

Customer's Regional Office architecture is shown in Exhibit 1 attached hereto. In addition, Exhibits 2 and 3 attached hereto provide equipment lists and prices for the 5ESS Host Switch and 5ESS DRM Switch.

         A-1.6.2 NETWORK GROWTH WINDOW DISCOUNTS FOR CUSTOMER DESIGNATED PERIODS

(                        )  Seller  will  provide  to  Customer  the  ability to
designate  (           )  5ESS network  growth  windows  during the Term of this
Addendum,  (                     ).  Each growth window will last(
             ) . During these designated  growth  windows,  Seller will grant to
Customer a growth discount of (                       )  on all 5ESS Host Switch
orders for  subsequent Growth and Peripheral Growth of said  5ESS  Host Switches
in   Customers   network.  (                       )  for subsequent  Growth and
Peripheral  Growth of said RSM/ORM/EXM/DRM switches in Customers network.

Orders received for Growth and Peripheral Growth for either 5ESS Host Switches or RSM/ORM/EXM/DRM switches outside of such designated periods shall be priced in accordance with the discounts contained within Section 1.6.1 entitled, "Discount Schedule for 5ESS(R)-Switch Products".

The (              ) network growth windows referenced herein must be designated in writing by the Customer at the time of order placement and the commencement of such periods can only begin after Turnover of the applicable 5ESS(R) Host Switch, RSM/ORM/EXM or DRM.

         A-1.6.3  PRICING PLAN FOR 5ESS SWITCH SOFTWARE RELEASES

For purposes of this section, the fees for Base Software releases shall mean the Software RTU and Office Data Assembler ("ODA") fees. The purchase by Customer of a 5ESS Switch during the Term includes, a license (subject to the licensing provisions of the General Agreement) to use the then-current Base Software release. In addition, if Customer licenses each consecutive annual generic Base Software release (after the generic release in effect at the time of each 5ESS Switch installation), then the RTU fees for each subsequent generic Base
Software release  will be (                                       )following the
                                           ).  This (
                                                                    ).  Customer
will be responsible for all engineering charges associated with each Base Software release furnished by Seller under this Appendix. Base Software releases shall be available to Customer in accordance with Seller's published announcement stating when customers can order Base Software subject, however, to Seller's then-current availability process and Seller's standard order intervals.

For any 5ESS switch for which customer has purchased and installed an Administrative Services Module (ASM) equipped to support the ODA functionality, Seller will reduce the Basic Software RTU fee, as stated in the paragraphs above for said 5ESS Switch to sixty-eight thousand dollars ($68,000) per release for the first three (3) years following the in-service date (Cutover) of each newly installed 5ESS Switch or for the Term of the Addendum for existing 5ESS Switches.

         A-1.6.3.1         PRICING PLAN FOR 5ESS SWITCH FEATURE RTU BUYOUT
Offer 1: Seller  proposes that for (
                                       ) payments of (           )which shall be
 (

   ) for a total of sixteen million five hundred thousand dollars ($16,500,000), Customer may implement any number of the 5ESS Switch features listed as "INCLUDED" in either Exhibit 2 section E2-1.2 "5ESS Host Configuration Including Software Buyout" or Exhibit 3 section E3-1.2 "5ESS DRM Configuration Including Software Buyout", provided Customer does not exceed the following conditions.

       1) Thirty (30) Switch (5ESS Host or DRM) Locations
       2) Six hundred thousand (600,000) total lines
       3) Maximum of fifteen hundred (1,500) ISDN lines per 30 Switch locations
       4) Maximum of three thousand PRI lines per 30 Switch locations

A detailed list of the 5ESS Software RTU features that are included in the 5ESS Software Buyout are shown in Exhibit 18. Seller authorizes Customer to move line quantities between the thirty (30) Switch locations provided that Customer does not exceed a total of six hundred thousand (600,000) network lines. Customer agrees to purchase Software RTU's in accordance with the discounts contained within Section 1.6.1 entitled, "Discount Schedule for 5ESS(R)-Switch Products" for any of the features included in Exhibit 18 that exceed the maximums stated above or for any other features not listed in Exhibit 18 that were not purchased with the original 5ESS Host or DRM Switch order.

Offer 2:   If Customer (                                         ) for the above
5ESS Switch Feature RTU's (                                             ) Seller
agrees to offer Customer (                                           ) resulting
in a total 5ESS Switch RTU Feature (                                          ).

Customer agrees to notify Seller within thirty (30) days of the execution of this Addendum whether or not Customer elects to exercise either of the 5ESS Switch Feature RTU offers stated above. If Customers elects not to exercise the 5ESS Switch Feature RTU Buyout within the stated thirty (30) days, then Seller will provide Customer with the Feature Activation and Reconciliation (FACR) program to track the 5ESS Switch RTU feature fees. Customer agrees to use this program to track the optional RTU fees which have been activated. On a annual basis (January), Customer agrees to provide to Seller the FACR report to facilitate Seller's Software Feature audit process of RTU fees activated by Customer. For the current contract year Customer agrees to provide the FACR report within sixty (60) of execution of this Addendum. Seller will provide billing to Customer for the incremental features which have been activated.

In addition, if Customer elects to implement one of the 5ESS Switch Feature RTU offers stated above, Seller will provide Customer with the FACR program to track the 5ESS Switch RTU feature fees annually, against the RTU Buyout conditions stated above. On an annual basis (each January), Customer agrees to provide to Seller the FACR report to facilitate a audit process of RTU fees versus the conditions of the RTU Buyout. Seller will provide billing to Customer for the incremental features which exceed the terms and conditions of the RTU Buyout offer.

         A-1.6.3.2         5ESS SWITCH FEATURE RTU SOFTWARE POOL

In recognition of Customer's commitment to purchase one of the 5ESS Switch Feature RTU Buyout offers outlined in Section A-1.6.3.1 Seller commits to create a 5ESS Switch Feature (

              ). The 5ESS Switch Feature RTU Software Pool must be used prior to the end of the term of this Addendum.

         A-1.6.3.3         PRICING PLAN FOR 5ESS SWITCH LONG DISTANCE SOFTWARE
                           FEATURES

During   the   Term   of   this    Addendum,    Seller   grants    Customer   an
(                        )  on all 5ESS Switch Long Distance Software  features.
If Customer elects to purchase the 5ESS Switch Long Distance Software features at the time Customer purchases a new 5ESS Switch, then the material shall be priced in accordance with the discounts contained within Section 1.6.1 entitled, "Discount Schedule for 5ESS(R)-Switch Products". Any 5ESS Switch hardware required to add the 5ESS Switch Long Distance Software features shall be priced in accordance with the discounts contained within Section 1.6.1 entitled, "Discount Schedule for 5ESS-Switch Products" or in accordance with the discounts contained within Section A-1.6.2 entitled, "Network Growth Window Discounts For Customer Designated Periods", as applicable.

         A-1.6.4  5ESS SWITCH TRAINING INCENTIVE

Seller will provide to Customer (              )  tuition free training days for
each 5ESS Switch and  (                 )  days for each remote (RSM, ORM, EXM,
DRM) procured from Seller. Training days earned by Customer for each 5ESS Switch
or remote shall be used  (                   )  prior to or  (                )
after the Turnover date of such Switch. Customer is responsible for all associated travel and living expenses for Customer personnel. Seller, at its option, shall offer training regionally at Seller's Training Centers. While Seller recommends core courses from its Customer Training Catalog, Customer may choose from any of Seller's 5ESS Switch related courses.

         A-1.6.5  INVENTORY CONTROL PROVISIONS FOR 5ESS SWITCHES

Seller will offer the Spares Exchange Service for 5ESS Switching Equipment (SES-5) to address Customer's 5ESS System inventory control requirements. SES-5 will enhance equipment maintenance by facilitating the exchange of defective circuit packs for new or remanufactured devices in a timely manner. This service operates on a twenty-four-hour, seven-day-week basis, under the following delivery services options:


1.       Normal Delivery Interval (2 to 7 days)       (     )   plug-in
2.       Emergency Delivery Interval (24 hours)             (     )
3.       Critical Delivery Interval (less than 24 hours) (        ) (minimum
(   )   order)

SES-5 will exchange Seller-manufactured material required to support a 5ESS Switch and the embedded 3B21 Computer for "readily returnable" material (e.g., circuit packs and plug-ins, but not disk or tape drives). Customer shall not be charged for the "readily returnable" material provided by Seller through SES-5 if the material for which it is exchanged is determined by Seller to be under warranty. If Seller determines such exchanged material to be out of warranty, Customer will be billed and shall pay for the material furnished by Seller through SES-5 based on the current SES-5 catalog price.

         A-1.6.6  5ESS SWITCH DOCUMENTATION

Seller shall provide to Customer for each Host Switch and DRM/VCDX site at no charge, one (1) set of 5ESS-Switch Product documentation (each of the most recent text and drawing on CD-ROM) and one (1) set of Switch Critical Documentation on paper. In addition, Seller shall provide to Customer's headquarters location two (2) sets of 5ESS Switch Product documentation (one in paper and one on CD-ROM). No documentation will be provided to the RSM, EXM, ORM sites.

In addition, at no additional charge to the Customer , Seller will provide to Customer during the two (2) year period following the Turnover of each 5ESS or DRM/VCDX Switch purchased by Customer hereunder, those updates to the Related Documentation which Seller makes generally available to its other customers during such time period. After the initial two (2) year update period described above, Customer may purchase an update subscription at Seller's standard subscription rate.

A-1.7             PRICING PLAN FOR 7R/E PACKET SWITCH PRODUCTS

In consideration for Customer 's Purchase Commitment as set forth in the Section "Customer's Purchase Commitment" Seller will provide the following product configurations to be available to be deployed in Customer's network in preparation for the evolution to the 7R/E Packet Solutions platform prior to the introduction of the 7R/E product line.

         A-1.7.1  7R/E PACKET SOLUTIONS MODEL PRICE

Exhibit 4 attached hereto provides a model 7R/E Switch configuration which approximates the current 5ESS Switch standard market model being used by Customer in host deployments. Seller will provide firm price quotations to Customer for its 7R/E Packet Solutions purchases. To constitute a 7R/E Packet Solution it must contain at least a minimum of one unit each of a Call Feature Server, One-Link Manager, and Packet Gateway purchased and installed at one time (it also may contain more than one unit of each of these components) in addition to other 7R/E hardware and Software elements (hereinafter referred to as "7R/E Packet Solution"). A 7R/E Packet Solution does not include the 5ESS Switch or circuit switching network elements that may interface with the 7R/E Packet Solutions products.

Customer discount levels and list prices for the (                      ) Seller
will (                                                             ).  The price
level (                                                                 ).

        A-1.7.2  DRM/VCDX  EVOLUTION TO SINGLE 7R/E PACKET SWITCH MODULE (PSM):

Should Customer elect to evolve any DRM/VCDX to a single 7 R/E PSM, Seller will provide to Customer (

                                        )  (1) CFS. (

                                                                              ).
If the 5ESS Hosting Switch of said DRM/VCDX has not been evolved to a 7R/E host, then customer shall pay for the addition of the 7 R/E OneLink Manager. Customer will be responsible for the Seller's Engineering and Installation charges and any 7R/E LAGS and TAGS required for subscriber growth.

         A-1.7.3  DRM/VCDX EVOLUTION TO MULTIPLE PSM/SM2K 5ESS-7R/E HOST:

Should Customer exceed the capacity of the DRM/VCDX and desire to evolve the DRM/VCDX to a multiple PSM/SM2K 5ESS-7R/E Host, Customer agrees to purchase the
7 R/E  products  for  (                           ).  Included in this  purchase
price  (                                                    ).  Customer will be
responsible for the Seller's Engineering and Installation charges and any 7R/E LAGS and TAGS required for subscriber growth.

         A-1.7.4 EVOLVE EXISTING 5ESS HOST SWITCH TO MULTIPLE PSM/SM2K 5ESS-7R/E
                 HOST

Any 5ESS Host Switches deployed prior to the Effective Date of this Addendum which Customer elects to be evolved to a 7 R/E Multiple PSM/SM2K 5ESS-7R/E Host,
Customer   agrees   to   purchase   the  7  R/E   products   for   (
                                                                              ).
Customer will be responsible for the Seller's Engineering and Installation charges and any 7R/E LAGS and TAGS required for subscriber growth.

        A-1.7.5  EVOLVE NEW 5ESS HOST SWITCH TO MULTIPLE  PSM/SM2K  5ESS-7R/E
                 HOST
Should the Customer elect to evolve any new 5ESS host switch to a PSM/SM2K 5ESS-7R/E HOST, (

                                                                             ).
Customer will be responsible for the Seller's Engineering and Installation charges, One Link Manager, and any 7R/E LAGS and TAGS required for subscriber growth.

         A-1.7.6  EVOLVE ANYMEDIA FAST TO 7 R/E LAG

To evolve an AnyMedia FAST system as configured in Exhibit 10 to a 7 R/E LAG requires the replacement of the AnyMedia FAST Comdacs and the addition of a ATM Feeder Multiplexer

(AFM) circuit pack, if it has not already been deployed, to provide DSL services out of the AnyMedia FAST system. (
    ), Seller agrees to
                                 ).  Customer agrees to purchase the AFM circuit
pack per Exhibit 10, if Customer has not previously deployed the AFM circuit pack in the AnyMedia FAST system.

         A-1.7.7  7R/E PACKET SOLUTION TRAINING INCENTIVE

Seller will provide to Customer one hundred (100) tuition free training days with the 1st 7R/E Packet Solutions Host Switch procured from Seller. Customer is responsible for all associated travel and living expenses for Customer personnel. Seller, at its option, shall offer training regionally at Seller's Training Centers. While Seller recommends core courses from its Customer
Training Catalog, Customer may choose from any of Seller's 7R/E Packet Switch related courses.

         A-1.7.8   7R/E SWITCH DOCUMENTATION

Seller shall provide to Customer for each new or evolved 7R/E Host Switch site at no charge, one standard set of 7R/E Packet Solutions Switch product documentation in electronic form. In addition, Seller shall provide to (
                                                 ).

In addition, at no additional charge to the Customer, Seller will provide to Customer during the one (1) year period following the Turnover of each new or evolved 7R/E Switch purchased by Customer hereunder, those updates related to documentation error corrections. After the initial one (1) year update period described above, Customer may purchase an update subscription at Seller's standard subscription rate.


A-1.8 TECHNICAL SUPPORT OF SELLER'S SWITCH AND TRANSMISSION SYSTEMS PRODUCTS AND LICENSED MATERIALS

Seller will, in addition to its repair obligations under the "Warranty" clause of the General Agreement, make available for purchase by Customer technical support for Seller's Switch and Transmission Systems Products and related Licensed Materials. Such technical support shall be provided under mutually agreed upon, separate technical support agreements entered into by the parties or on a per-problem basis at Seller's prevailing rates.

Seller will, in addition to the technical support specified above, make available for purchase by Customer post-warranty technical support. Such post-warranty technical support shall be provided under mutually agreed upon, separate post-warranty service contracts entered into by the parties or on a per-problem basis at Seller's prevailing rates. Separately from such warranty or post-warranty technical support services, Seller may offer Services designed to enhance the operating capabilities of Customer 's network or system on a billable basis.

         A-1.8.1  TECHNICAL FIELD SUPPORT AND PROGRAM MANAGEMENT

Seller will during the term of this Addendum provide (
                                                                ).  For both the
technical field engineer and program manager, the product expertise and location will be mutually agreed upon between Seller and Customer.


         A-1.8.2  FIVE FACILITY ACCESS INCENTIVE

In consideration of the Purchase Commitment set forth in Section 4, "Customer Purchase Commitment," Seller will provide Customer access to Seller's Feature Interactive Verification Environment (FIVE) facility in Lisle, Illinois to enable Customer to test the following to the extent relating to the 5ESS Switching Systems Products purchased under this Appendix: new features of Seller's 5ESS Switching Systems Products, verification of new applications and simulation of call scenarios. To the extent relating to Seller's Switching and Transmission Systems Products purchased under this Appendix, Seller may use the FIVE facility on a billable basis to integrate other vendor's equipment for Customer-specific applications. Such access shall be provided on a reservation basis only. Customer agrees to be reasonable in its requests for reservations and will provide reasonable notice of any cancellation.

A-1.9             PRICING PLAN FOR TRANSMISSION SYSTEMS PRODUCTS

Seller will provide the following discounts off the List Price for all purchases of the following Products made by Customer directly from Seller during the Term. Seller agrees during the Term of this Addendum (
                        ).  Seller also agrees (
                                                                              ).

TRANSMISSION SYSTEMS PRODUCTS DISCOUNT SCHEDULE

 ------------------------------------------------------------------ ------------

 TRANSMISSION SYSTEMS PRODUCTS*                                       DISCOUNT

 ------------------------------------------------------------------ ------------
 DDM-2000
 ------------------------------------------------------------------ ------------
 DDM-2000  OC-3 BAYS/SHELVES                                              70%
 ------------------------------------------------------------------ ------------
 DDM-2000  OC-3 PLUGS-INS                                                 55%
 ------------------------------------------------------------------ ------------
 DDM-2000  OC- 3 SOFTWARE                                                 75%
 ------------------------------------------------------------------ ------------
 WAVESTAR
 ------------------------------------------------------------------ ------------
 2.5G Bays/Shelves                                                        57%
 ------------------------------------------------------------------ ------------
 2.5G Plug-ins                                                            57%
 ------------------------------------------------------------------ ------------
 2.5G Software                                                            57%
 ------------------------------------------------------------------ ------------
 10G Bay/Shelves                                                          50%
 ------------------------------------------------------------------ ------------
 10G Plug-ins                                                             50%
 ------------------------------------------------------------------ ------------
 10G Software                                                             50%
 ------------------------------------------------------------------ ------------
 ANYMEDIA FAST
------------------------------------------------------------------ ------------

TRANSMISSION SYSTEMS PRODUCTS DISCOUNT SCHEDULE
 ------------------------------------------------------------------ ------------

 Bays/Shelves/Commons/Application Packs/Software                        (   )
 ------------------------------------------------------------------ ------------
 ISDN Application Pack (LPU 116)                                        (   )
 ------------------------------------------------------------------ ------------
 Data Application Packs (i.e. ADSL, SDSL, xDSL, ATM Feeder              (   )
 Multiplexer)
 ------------------------------------------------------------------ ------------
 SLC-2000 CARRIER SYSTEM:
 ------------------------------------------------------------------ ------------
     SLC-2000 Bay/Shelves/Commons/Channel Units/Software                (   )
 ------------------------------------------------------------------ ------------
 SLC CONNECTREACH
 ------------------------------------------------------------------ ------------
 Chassis/Shelves/Channel Units/Software                                 (   )
 ------------------------------------------------------------------ ------------
 DATA EQUIPMENT
 ------------------------------------------------------------------ ------------
 CBX ATM Switch                                                         (   )
 ------------------------------------------------------------------ ------------
 PacketStar PSAX2300                                                    (   )
 ------------------------------------------------------------------ ------------
 PacketStar PSAX1250                                                    (   )
 ------------------------------------------------------------------ ------------
 Stinger DSLAM
 ------------------------------------------------------------------ ------------
                                                Hardware Equipment      (   )
------------------------------------------------------------------ -------------
                                                Software Equipment      (   )
 ------------------------------------------------------------------ ------------
                                                    CellPipe IAD's      (   )
 ------------------------------------------------------------------ ------------
 Routers (Springtide)                                                   (   )
 ------------------------------------------------------------------ ------------

*This does not include Network Products Group equipment. The applicable merchandise class for Seller's Transmission Systems Products and related Licensed Materials shall determine the applicable discount level.

Customers Colocation office architecture is shown in Exhibits 5 and 6. In addition, Exhibits 7 and 8 provide colocation equipment lists and pricing for these colocation offices excluding Seller's OS Solutions. Detailed equipment models for these colocations are shown in Exhibits 9, 10, 11, and 12 attached hereto. Seller's Element Management hardware/software equipment lists and pricing for Seller's WaveStar 2.5G, WaveStar 10G, DDM-2000, FT-2000 and AnyMedia FAST systems are shown in Exhibit 14.

         A-1.9.1  TRANSMISSION SYSTEMS PRODUCTS TRAINING

Seller  (                                 ) where said Transmission Products are
deployed. In addition, for new product platforms introductions Seller (
                                                                     ). Training
as used herein shall mean one (1) student day per training class. Training days earned by Customer for Transmission Systems Products shall be used within
(                          ) for such Transmission Systems Products. Customer is
responsible for all associated travel and living expenses for Customer personnel. Seller, at its option, shall offer training regionally at Seller's Training Centers. While Seller recommends core courses from its Customer Training Catalog, Customer may choose from any of Seller's Transmission Systems Product related courses.

         A-1.9.2  TRANSMISSION PRODUCTS DOCUMENTATION

Seller    (           ),(                     )    of    Transmission    Product
Documentation per Host Switch site for the Transmission Products that are deployed from said Host Switch Site, in both paper and CDROM. During the term of
this contract Seller (                 ) to said documentation in both paper and
CDROM.

A-1.10   ADDITIONAL PRODUCT INCENTIVES

In consideration of Customer's Purchase Commitment outlined in Section A-1.4, (
                                               ).

         A-1.10.1 PACKETSTAR PSAX1250 OFFER FOR EXISTING COLOCATIONS

In recognition of Customer's commitment to Seller to deploy Sellers PacketStar PSAX1250 in all new colocation sites after the execution of this Addendum,
(                                  )  PacketStar  PSAX1250 systems as configured
in Exhibit  11,(                   )  PacketStar  PSAX1250 systems  purchased in
accordance with the configuration and pricing specified in Exhibit 11, for deployment into Customer's existing colocations that were deployed prior to January 1, 2000. To exercise this offer, at a minimum Customer must place an
order for (                     )  PacketStar PSAX1250's (                     )
on one order and they all must be deployed into Customer's existing colocations. Seller agrees to let Customer modify the configuration as shown in Exhibit 11 to
meet  Customer's   requirements,   however   (       )   PacketStar   PSAX1250's
(             )  must be configured either (1) identically to the (         ) on
the same  order or (2)  identically  to the lower  priced  configuration  of any
(                )  purchased on the same order, if the  configurations  are not
identical.  The maximum total of PacketStar PSAX1250's provided (            ) .
If desired by Customer, any Engineering or Installation services required by Seller to perform the retrofit of the existing colocations is to be purchased pursuant to a separate quote.

(

                                                                ).

         A-1.10.2 STINGER DSLAM OFFER FOR EXISTING COLOCATIONS

In recognition of Customers commitment to Seller to deploy Seller's Stinger DSLAM in all new colocation sites requiring DSLAM capability, after the execution of this Addendum,(
                            ) , for the  deployment  into  Customer's  existing
colocations that were deployed prior to January 1, 2000. To exercise this offer, Customer must place an order for (
twenty (20) Stinger DSLAM's (10 purchased and 10 at no charge) on one order and they all must be deployed into Customer's existing colocations. Seller agrees to let Customer modify the configuration as shown in Exhibit 12 to meet Customers requirements, however the ten (10) Stinger DSLAM's provided at no charge cannot contain more than forty-eight (48) DSL ports of either SDSL or ADSL and must have common equipment configured either (1) identically to the ten (10) purchased on the same order of (2) identically to the lower priced configuration of any one of the ten (10) purchased on the same order, if the configurations are not identical. For the ten (10) Stinger DSLAM's provided at no charge Customer agrees to purchase, in accordance with the pricing shown in Exhibit 12, all growth DSL ports over the initial forty-eight (48) DSL ports provided. The maximum total of Stinger DSLAM's provided at no charge cannot exceed seventy-two
(72). If desired by Customer, any Engineering or Installation Services required by Seller to perform the retrofit of the existing colocations is to be purchased pursuant to a separate quote. In addition, when Customer deploys the Stinger
DSLAM's in Customer's existing colocation sites, Customer agrees to remove Customer's Paradyne DSLAM's from said existing colocation sites and not re-deploy them in Customer's network.

(

                                                ).

         A-1.10.3 NSA-LOOPCARE OFFER FOR EXISTING COLOCATIONS

In recognition of Customer's commitment to Seller to deploy Sellers OneVision NFM operation system in Customer's network, as well as NSA-LoopCare operation system in all new colocation sites after the execution of this Addendum, Seller agrees to provide to Customer one hundred and forty-four (144) CL 2000 or CL 3000 NSA LoopCare systems, as configured in Exhibit 16, for the deployment into Customer's existing colocations that were deployed prior to January 1, 2000. To exercise this offer, Customer must place an order for two hundred and twenty-five (225) CL 2000 or CL 3000 systems (81 purchased and 144 at no charge) on one order and the one hundred and forty-four (144) provided at no charge must be deployed into Customer's existing colocations. Customer agrees to notify Seller on which platform (CL 2000 or CL 3000) Customer plans to deploy in Customer's new colocation sites and Seller agrees to provide that platform (CL 2000 or CL 3000) for the one hundred and forty-four (144) provided at no charge. If desired by Customer, any Engineering or Installation Services required by Seller to perform the retrofit of the existing colocations is to be purchased pursuant to a separate quote.

In addition, when (                                ) in Customer's (           )
Customer (
          ) and (                                              ).

A-1.11   OAM&P SOLUTION

Seller agrees to continue to work with Customer to provide the most cost effective Operating, Administration, Maintenance & Provisioning (OAM&P) solutions. The OMA&P products available by Seller are shown in Exhibit 16 attached hereto. Seler agrees to hold pricing firm for the Term of this Addendum.

Seller and  Customer  agree to split  50:50 the cost of a maximum of two hundred
(200) hours of engineering consulting fees to integrate Seller's OMA&P Products listed in Exhibit 14 into Seller's OneVision NFM operations system per Exhibit 16.

A-1.12   MARKETING PRICING ADJUSTMENT

The parties agree that Customer shall be extended (
                                          ).  The parties shall (
    ) following the Effective Date of this Addendum, led by the Seller's Program
Manager or Account Executive (                                    ) to determine
(

                ), taking into account (
                ).  Pricing information shall include (
            ).  If Customer determines Seller's prices for Products and Services
(                       ), the parties shall (
        ); provided, however, that (
                ) Customer's (
                ) for Seller's (                                ).

With regard to 5ESS and 7R/E Switching Product family only, if Seller's prices are not competitive with comparable products, Customer shall be entitled to the benefit of the lower price from the time such lower price was first generally available in the market, provided that such time period shall not exceed six (6) months. Seller shall provide Customer a credit against future prices for the difference between the prices originally invoiced Customer during the previous six (6) months and the new lower price. In order to administer this provision, both parties shall provide the other with appropriate information: Customer shall advise Seller about the market prices available from other suppliers, and Seller shall advise Customer about prices Seller has quoted or charged Customer's competitors. The information provided by one party to another shall not identify the other entities and shall otherwise be subject to the confidentiality and non-disclosure provisions of the General Agreement. For purposes of this Section, the term "comparable products" shall mean products which have similar features and functionality to Seller products and when are made generally available in the market.


A-1.13 CHECKMATE MARKETING & BUSINESS SOLUTIONS MARKETING DEVELOPMET FUND ALLOWANCE
In consideration for the Purchase Commitment set forth in the Section, "CUSTOMER'S PURCHASE COMMITMENT," Seller agrees to allocate to the Checkmate Marketing & Business Solutions Market Development Fund (hereinafter "MDF") described in Appendix B, Checkmate Marketing & Business Solutions, Marketing Development Fund Guidelines, attached hereto and by this reference made part of this Agreement, a total of one percent (1%) of Customer's Total Paid Direct Purchases of Seller's 5ESS, 7R/E Products (hardware and related Licensed Materials) and Seller's Transmission Systems Products procured during the Term of the Addendum.

Said allocation shall be based upon the purchase price paid to Seller by Customer for such Products and shall be calculated by Seller pursuant to the Marketing Development Fund Guidelines referenced herein. Any amounts allocated to the MDF hereunder shall be subject in all respects to and may be utilized by Customer only in accordance with MDF Guidelines and must be used prior to expiration of the Term.

A-1.14   CHANGE ORDER PROCESS

The Change Control Process, Exhibit 17 attached hereto, will be the only authorized mechanism to request and approve changes. The authorized persons to request and/or approve changes will be identified in writing by both parties as part of the Process. All work identified and performed through the Contract Change Control Process will be governed by the terms and conditions of the aforementioned Exhibit.

3.0               ENTIRE AGREEMENT

Except as specifically modified, amended or supplemented herein, all terms and conditions of the General Agreement shall remain in full force and effect. The terms and conditions contained in this Addendum and those nonconflicting terms and conditions of the General Agreement supersede all prior oral and written understandings between the parties and shall constitute the entire agreement between the parties with respect to the subject matter herein.

IN WITNESS WHEREOF, the parties have caused this Appendix to be executed by their duly authorized representatives on the date(s) indicated.

CHOICE ONE COMMUNICATIONS INC.             LUCENT TECHNOLOGIES INC.

By:                                        By:
   ----------------------------                ---------------------------------

Name:                                      Name:
     --------------------------                ---------------------------------

Title:                                     Title:
      -------------------------                ---------------------------------

Date:                                      Date:
     ---------------------------                --------------------------------

                                   APPENDIX B






                                    CHECKMATE
                         MARKETING & BUSINESS SOLUTIONS




                           MARKETING DEVELOPMENT FUND

                                   GUIDELINES

                                   APPENDIX B

                    CHECKMATE MARKETING & BUSINESS SOLUTIONS
                     MARKETING DEVELOPMENT FUND GUIDELINES

The Checkmate Marketing & Business Solutions Marketing Development Fund (hereinafter "MDF") is a cooperative approach to marketing and promotion. The program provides assistance for pre-approved market development and promotional activities executed by authorized Lucent Technologies Global Commercial Markets
(GCM) customers to stimulate switched services sales activity.

MDF FUNDING

o Funding is based on the year's purchases of Lucent Technologies Network Systems 5ESS(R), 7 R/E, Transmission and OS products only. Network Systems products are used to calculate the amount of MDF funds. NOTE: Network Cable Systems products are not eligible for rebate reimbursement calculations under this plan.

o For customers to be eligible for MDF, a written marketing plan must be jointly approved by the Lucent Technologies GCM Marketing Administrator and sales organization and the customer's marketing and sales organization prior to submission of any MDF reimbursement claims.

o Proper MDF forms are submitted by the customer along with supporting documentation for pre-approval. After approval, copies of original paid invoices are submitted. MDF reimbursements are issued as credits to be applied to current or future Lucent Technologies invoices.

o   Funding is based on a percentage of the year's total paid direct purchases.

o MDF reimbursements apply to marketing activity within the approved plan only.

IT'S A FIVE STEP PROCESS

1. Jointly prepare a Marketing Development Business Plan. This plan must at a minimum include:

     o Marketing opportunities or projects designed to stimulate switched services sales activities
     o Forecasts of new revenues produced with corresponding cost summaries, and
     o   Specific "measurements of success."
2.  Submit a completed MDF Submittal Form for pre-approval.
3. When the project is completed, the approved MDF Submittal Form will be returned to Lucent Technologies along with paid invoices and substantiating documents.
4. The MDF program administrator will process the reimbursement claim, verify that funding is available, and, if so, forward the approval documentation to the customer with a reimbursement certificate.

5. When submitted by the customer, the amount of the reimbursement certificate will be credited to the customer's account.

ANSWERS TO YOUR QUESTIONS . . .

Your primary MDF contact with Lucent Technologies is your Account Representative. Your Representative can provide whatever assistance you may need in providing direction and planning marketing strategies. Lucent Technologies has appointed a Marketing Development Fund Administrator who handles day-to-day details of tracking and coordinating reimbursement claims within Lucent Technologies. You may contact the Administrator at the following address: 5 Wood Hollow Rd., Room 1I82, Parsippany, NJ 07054-2821.


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                    CHECKMATE MARKETING & BUSINESS SOLUTIONS
                      MARKETING DEVELOPMENT FUND GUIDELINES

ACTIVITIES ELIGIBLE FOR MDF REIMBURSEMENT

DIRECT MARKETING

Direct marketing may include advertising, e.g. print ads and radio spots, collateral salesware, catalogs, trade show fees, Lucent Technologies product displays, direct mail and telemarketing programs and other pre-approved activities. MDF funds may be utilized to assist with individual company customization of direct marketing materials, including development, printing, and one-time production costs on authorized mailings.

EVENTS

MDF allowances may be used to off-set Lucent Technologies sponsorship of events such as technology forums, conferences, seminars, trade shows or other business related activities. Pre-approval requests must clearly demonstrate goals and objectives of the event. Reimbursement claims must include a list of any other co-sponsors, a copy of guest invitations to the event, detailed event cost estimates, and a full description of the participation, involvement, and activity by the Lucent Technologies Representative who would attend or support the event.

DATABASE ACQUISITION

MDF can be utilized to fund a variety of pre-approved database tools such as market-based automated pricing tools (which could include basic Centrex rates, standard features, and ISDN rates and features), and Marketing Information Databases (such as MKIS) for client prospecting, lead generation and infrastructure modeling.

SALES INCENTIVE PROGRAMS

Incentive programs to stimulate switched services sales are designed and administered by the customer. A jointly established target for service activity penetration must be in effect and tracked for the duration of the program. Proposed incentive programs must conform to the following guidelines:

o An outline of procedures to administer, track and audit the program is provided.
o   Estimated program costs, award descriptions and values are identified.
o A complete program activity description with specific time-frames is established.
o A list of participating Account Executives and Sales Managers and their incentive program objectives is submitted to Lucent Technologies.

TRAINING

Lucent Technologies offers a wide range of educational opportunities, and encourages Lucent Technologies sponsored customers to increase product knowledge and marketing and sales skills. Lucent Technologies training courses are delivered at Lucent Technologies training locations or suitcased to remote locations.

MDF PERSONNEL

Under the MDF program, the Lucent Technologies customer may fund technical consultants and/or marketing sales consultant personnel to implement marketing and sales programs to stimulate switched services sales activity. All pre-approved personnel funded by MDF must be dedicated 100% to stimulating Lucent Technologies switched services sales. All expenses must conform to standard Lucent Technologies voucher guidelines. All expenses require pre-approval and must include: overall project concept, opportunity identification, program cost, and a detailed action plan with measurable milestones and start-stop dates. MDF payments for personnel are made quarterly.


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